[***]	Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).

Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.32

CODESHARE AGREEMENT

BETWEEN

FRONTIER AIRLINES, INC.

AND

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A.P.I. de C.V.

January 16, 2018

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	CODESHARE OPERATIONS	1
3.	CUSTOMER SERVICE AND REGULATORY STANDARDS	2
4.	IMPLEMENTATION EXPENSE	2
5.	INVENTORY CONTROL AND PROCEDURES	3
6.	MARKETING AND PRODUCT DISPLAY	4
7.	TRAFFIC DOCUMENT ISSUANCE AND FINANCIAL SETTLEMENT	5
8.	COMMUNICATIONS FACILITIES	7
9.	TRAINING	7
10.	SECURITY	7
11.	SAFETY AND MAINTENANCE	8
12.	INTENTIONALLY DELETED	9
13.	TRADEMARKS AND CORPORATE IDENTIFICATION	9
14.	REPRESENTATIONS AND WARRANTIES	10
15.	REQUIRED APPROVALS	11
16.	TERM	11
17.	INDEMNIFICATION	13
18.	INSURANCE	14
19.	TAXES	16
20.	JOINT MANAGEMENT COMMITTEE	17
21.	FORCE MAJEURE	18
22.	GOVERNING LAW AND JURISDICTION	18
23.	COVENANT TO COMPLY WITH ALL LAWS	19
24.	PUBLICITY	20
25.	CONFIDENTIALITY	20
26.	ASSIGNMENT	21
27.	SEVERABILITY	21
28.	FURTHER ASSURANCES	21
29.	MISCELLANEOUS	22
30.	NOTICES	23
31.	IMPLEMENTATION	24

SCHEDULE A	DEFINITIONS

SCHEDULE B	REVENUE PRORATE ILLUSTRATION

SCHEDULE C	COMMITTEE PRINCIPLES

SCHEDULE D	EXAMPLES OF INTERLINABLE TAXES/FEES/CHARGES

i

FRONTIER AND VOLARIS CODESHARE AGREEMENT

This CODESHARE AGREEMENT (this “Agreement”), dated as of January 16, 2018, is between Frontier Airlines, Inc. (“Frontier”), a corporation organized under the laws of Colorado, having its principal place of business at 4545 Airport Way, Denver, Colorado, 80239 United States of America, and Concesionaria Vuela Compañía de Aviación, S.A.P.I. de C.V. (“Volaris”), a company organized under the laws of Mexico having its principal office at Antonio Dovalí Jaime No. 70, Torre B, Piso 13, Colonia Zedec Santa Fe, 01210, Álvaro Obregón, Ciudad de México, México, each of Frontier or Volaris may be referred to as a “Party” and may collectively be referred to as the “Parties” or as the “Carriers”.

WHEREAS, the Carriers desire to enter into a Codeshare arrangement with respect to scheduled passenger air transportation services operated over one or more city pair routes served by the Carriers. This Agreement will improve the ability of the Carriers to market and sell enhanced air transportation services to increase traffic on the aircraft operated by both Carriers and to increase the quality and quantity of air service available to the traveling public.

NOW, THEREFORE, in consideration of the mutual covenants and promises in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Frontier and Volaris hereby agree as follows:

1.	DEFINITIONS

1.1	Capitalized terms used in this Agreement have the meaning ascribed to them in Schedule A.

2.	CODESHARE OPERATIONS

2.1

The Parties shall mutually designate certain flights on which the Parties shall Codeshare. Additions or changes to Codeshare Routes will be agreed upon pursuant to procedures contained in the Codeshare Procedures Manual, and shall not require amendment of this Agreement.

2.2

The Parties shall use commercially reasonable efforts to coordinate their service schedules, consistent with Applicable Law, to maximize the convenience and minimize the waiting time of passengers making connections between the Codeshare Flights and other flights operated by the Parties. However, each Party retains the right to determine its own schedule and to add or remove capacity in any market at its absolute and sole discretion.

2.3	To the extent reasonably practicable, each Party will notify the other of any proposed schedule changes for Codeshare Flights.

2.4	Each Party shall ensure that the identity of the Operating Carrier shall clearly appear in all of its schedule publications in accordance with Applicable Law.

3.	CUSTOMER SERVICE AND REGULATORY STANDARDS

3.1	Coordination of customer service will be addressed in the Codeshare Procedures Manual, which is incorporated into this Agreement by reference.

3.2

Subject to Applicable Law, the Conditions of Carriage of the Marketing Carrier, including its limits of liability to passengers, shall govern the transportation of Codeshare Passengers, and the Conditions of Carriage of the Operating Carrier, including its limits of liability to passengers, shall apply to those passengers traveling on the Codeshare Flights under the Code of the Operating Carrier. Prior to the implementation of Codesharing, the Carriers will use commercially reasonable efforts to identify any material discrepancies between their respective Conditions of Carriage and use commercially reasonable efforts to develop procedures to minimize potential service inconvenience or disruption to Codeshare Passengers due to such discrepancies. Notwithstanding anything in this Section 3.2, the liability of the Parties to each other with respect to passenger claims and customer service shall be detailed in the Codeshare Procedures Manual.

3.3

The Operating Carrier shall have sole responsibility for and control over its operations, and the Marketing Carrier shall have no responsibility for, or control over, any aspect of the operations of the Operating Carrier.

3.4

Each Carrier, whether in its capacity as Marketing Carrier or Operating Carrier, shall provide the same standard of airport and in-flight services to Codeshare Passengers as it provides to its non-Codeshare Passengers traveling in the same or comparable class of service. Inventory classification, loyalty program category, customer service standards, general passenger service procedures, and policies for the Codeshare Flights, including baggage services, will be developed by the Parties during the codeshare implementation, and will be incorporated into the Codeshare Procedures Manual.

3.5

The Carriers agree to cooperate, to the extent feasible and subject to compliance with Applicable Law, to ensure harmonization of their respective security and emergency response policies and procedures and to incorporate them into a separate document entitled “Emergency Response Coordination”.

3.6	Each Carrier agrees to notify the other Carrier of irregularities involving its operation of a Codeshare Flight in accordance within the Codeshare Procedures Manual.

4.	IMPLEMENTATION EXPENSE

4.1	Each Party shall bear its own costs and expenses of performance under this Agreement, including, without limitation, costs and expenses associated with the following:

a)	[***]

b)	[***]

c)	[***]

4.2

Each Party shall retain all right, title and interest in systems, software, signage, equipment and facilities funded by it. Ownership of jointly funded items shall be determined by the Parties in advance of each specific project, and agreed to in writing.

5.	INVENTORY CONTROL AND PROCEDURES

5.1

Subject to Applicable Law and the rights of each Party to manage its seat inventory, including the seat inventory on the operational flights of any other airline(s) that the Party has access to, the Parties agree to use commercially reasonable efforts to pursue the best solution to maintain the integrity of the Operating Carrier’s inventory system and not compromise the Marketing Carrier’s ability to sell its product. Accordingly, the Parties agree to use commercially reasonable efforts to implement the following initiatives:

a)	establish seamless availability and direct sell links between their respective ARS.

b)

establish the ability to make advance seat assignments on each other’s flights. Each of the Parties further agrees to expend such amounts as may be reasonably required on mutually agreed systems development, as agreed in advance. To the extent the Parties disagree about which Party’s system should be modified to make it more compatible with the other Party’s system, the Parties agree to continue to work together to use commercially reasonable efforts to modify their systems.

c)

Notwithstanding the above, detailed procedures for implementing and maintaining seat inventory access will be developed by the Parties during the codeshare implementation and will be incorporated into the Codeshare Procedures Manual.

5.2

The Operating Carrier will, subject to the remaining provisions of this paragraph and Section 5.l, determine, independently and at its sole discretion the number of seats on its flights (including flights it operates as Codeshare Flights) that will be made available by it in a particular reservation booking designator, provided that the Operating Carrier does not discriminate against the Marketing Carrier vis a vis other air carriers with respect to inventory access. [***]

5.3

Each Carrier shall be free to establish fares and rates independently, subject to the provisions of the applicable air transport agreements between the United States and Mexico, provided, however, that each Carrier agrees, when acting as the Marketing Carrier, to make commercially reasonable efforts to observe the following guidelines with respect to the fares filed by the Marketing Carrier for the Codeshare Services operated by the Operating Carrier (including, if such codesharing is implemented, its Affiliates). The term “fares” (as used in this Section 5.3) shall be the published fare inclusive of all fare rules and incentives, if any.

The Marketing Carrier is not obligated to file the same number of fares for sale as the Operating Carrier, although the fares it does file must substantially follow the guidelines below:

i.	On city-pair routes in which the Marketing Carrier offers no service, the Marketing Carrier may only sell seats on the Operating Carrier’s Codeshare Services [***];

ii.	On city-pair routes operated on a nonstop basis by both Parties or their respective Operating Affiliates, the Marketing Carrier’s fares for Codeshare itineraries will be [***];

iii.

On city-pair routes where the Operating Carrier or its Affiliates operates nonstop service and the Marketing Carrier operates connecting service and does not offer nonstop service, the Marketing Carrier may only sell seats on the Operating Carrier’s nonstop service [***];

iv.	On city-pair routes where the Marketing Carrier on a one-stop connecting service also operates its own non stop service, the fares of the Marketing Carrier for Codeshare itineraries will be [***].

v.

Nothing in this Agreement shall prevent either Carrier from [***]. Except for the guidelines set forth above, each Party shall independently set fares and incentives, in accordance with and subject to all applicable laws.

5.4

While the Parties may independently consider schedule and route changes to maximize Codeshare Passengers and revenues and to maximize the convenience and minimize the waiting time of Codeshare Passengers making connections between Codeshare Flights and other flights operated by the Carriers, neither Carrier will be obligated to operate any specific flights or service schedules and each Carrier retains the right to determine the service schedules of its own flights in its absolute and sole discretion.

5.5	Either Carrier shall be entitled, in its sole and absolute discretion, to suspend or cancel service to a market then served by it[***].

6. MARKETING AND PRODUCT DISPLAY

6.1

The Codeshare Flights with respect to passengers traveling under the Code of the Marketing Carrier will be marketed and promoted by the Marketing Carrier. Each Party shall ensure that its respective advertising and promotions comply with all applicable governmental laws, rules and regulations of any applicable Competent Authority. The Marketing Carrier shall comply with 14 C.F.R. Parts 257 and 258, and any other applicable rules regarding the disclosure and holding out of Codeshare Flights provided for herein in the jurisdiction where such rules apply. The Marketing Carrier shall disclose, to the extent required by Applicable Law, through industry-approved schedule and selling mechanisms, to consumers, travel agents and others selling the Codeshare Flights, as well as through any advertising, point-of- sale disclosures, and any other appropriate means: (a) that the flight is a Codeshare Flight, (b) the corporate name of the Operating Carrier and any other name under which the service is held out to the public, (c) the type of aircraft being flown, and (d) if there is a change of gauge in the aircraft. Such information shall be given before a reservation is made and in any event at the earliest reasonable opportunity and before the passenger arrives at the airport, in each case in accordance with Applicable Law. In addition, each Party shall use commercially reasonable efforts to implement procedures to disclose the identity of the Operating Carrier and the appropriate departure and arrival terminal at the earliest possible opportunity and in particular at the point of sale.

6.2

The Marketing Carrier shall identify the Codeshare Flights, in accordance with Applicable Law, in CRS, Reservations Systems and other sources of airline schedule information using the Marketing Carrier’s Code. Any costs incurred for the publication of Marketing Flights or connections to and from such flights in Airline Guides, CRS, Reservation Systems and other sources of airline schedule information shall be borne by the Marketing Carrier. Each Party shall include the Codeshare Flights in its Reservations Systems.

6.3

Unless otherwise agreed by the Parties and set forth in the Codeshare Procedures Manual, the Marketing Carrier shall file its standard schedule data for the Codeshare Flights in such Codeshare Route using the traffic restriction code “Y” or “O” (or any successor code), in order to suppress the display of the Marketing Carrier’s Codeshare Flights on Codeshare Routes (i.e., the Marketing Carrier’s Codeshare Flights on such route will be limited to passengers connecting online to another flight operated by the Marketing Carrier or its Affiliate) or as mutually agreed by the Parties.

6.4

Unless otherwise agreed, all information and advertising materials produced with the aim of promoting the Codeshare Flights shall clearly identify both Parties. All joint advertising and promotion of the Codeshare Flights shall be subject to prior agreement between the Parties and the costs of such joint advertising and promotion shall be shared based on prior agreement.

6.5

Each Party may use its own flight number in referencing the Codeshare Flights except that only the Operating Carrier’s flight number shall be used in actual flight operations (e.g., for air traffic control purposes).

7.	TRAFFIC DOCUMENT ISSUANCE AND FINANCIAL SETTLEMENT

7.1	The Carriers agree that ticket revenue shall be prorated using the [***] as described in Schedule B.

7.2	The Carriers agree that [***] shall be prorated using the [***] as described in Schedule B.

7.3	The Marketing Carrier will retain [***].

7.4	The Operating Carrier will retain [***].

7.5	Settlement between the Carriers will occur [***], within [***] after the reconciliation process has been completed for such month.

Invoices to Frontier shall be sent to the following address:

[***]

7.6	[***].

7.7

Differences that may appear after the billing process has completed shall be rectified by written correspondence or a meeting between the revenue accounting groups of each Party. The Parties shall attempt in good faith to resolve such differences through such correspondence or meetings. Any differences which cannot be so resolved shall be handled in accordance with Section 20.2.

7.8

All payments effectuated between the Carriers pursuant to this Agreement shall be paid exclusively in immediately available United States of America dollars, and any reference to fares hereunder shall be assumed to be fares established in such currency.

7.9

Reconciliation of already flown segments shall be made during the [***] after the fly month. If either of the Parties sell a Codeshare Flight in a different currency than United States of America dollars, the Carrier will use the exchange rate of the [***] of the official bank institution of each country (for Volaris, in the case of Mexican Pesos, at the exchange rate published by [***]; for Frontier, at the exchange rate published by the [***]) in order to pay to the other party in United States of America dollars.

7.10	Payments shall be made through a wire transfer, or by any other reasonable method requested by a Party, as permitted by Applicable Law:

Volaris bank account details:

[***]

Frontier bank account details:

[***]

7.11	Passenger and ancillary revenue payments between the Parties will not generate invoices as the Parties will directly invoice such passengers.

7.12	[***] The Parties will mutually cooperate with any investigation regarding fraud based transactions, as set forth more fully in the Codeshare Procedures Manual.

8.	COMMUNICATIONS FACILITIES

8.1

The Parties acknowledge the importance of maintaining functional and accurate communications identifying the Operating Carrier and the Marketing Carrier, as appropriate, to facilitate passenger convenience and to avoid passenger confusion at airports served by the Codeshare Flights. The Parties shall cooperate on the placement of such communications, subject to the approval of the relevant airport authorities.

9.	TRAINING

9.1

Except as otherwise agreed, each Party shall provide or arrange, at its own cost and expense, all initial and recurring training of its personnel to facilitate the Codeshare Flights and operations at airports served by the Codeshare Flights, including reservations and ticket offices or counters, and other points of contact between the Parties and the public. This training shall include passenger service, reservations and sales activities, and in-flight service involving the Codeshare Flights, all as mutually agreed.

9.2

The Parties may share any training materials (except trade secrets, confidential information, and legal advice) developed to support the Codeshare Flights. All intellectual property or similar rights to any materials exchanged shall remain with the Party that originally developed such materials.

10.	SECURITY

10.1

Each Party will be responsible for its own security, nevertheless, the Parties shall cooperate in matters of security procedures, requirements, and obligations at all airports served by the Codeshare Flights.

10.2

The Operating Carrier reserves the right to apply the provisions of its own security programs to the carriage of all passengers, baggage and cargo on board the Codeshare Flights, but shall, at a minimum, comply with the standards set forth by the applicable Competent Authorities and be reasonably acceptable to the Marketing Carrier, with the understanding that safety and security are of the utmost importance to both Carriers. Such provisions may include any then applicable procedures used for [***].

10.3

The Carrier that originates the customer travel on Codeshare Flights (provides all boarding passes and checks the customer luggage to their final destination) shall assure that the customer is properly documented for entry into the destination country and properly documented for any transit points en route. Any fines, penalties, deportation and detention expenses resulting from violations of government entry or transit requirements, even for passengers that willfully engage in illegal entry tactics, shall be the sole responsibility of the Carrier that originates the customer travel and such Party shall indemnify the other Party in accordance with Section 17.2 hereof as if it were the Operating Carrier for such purpose.

10.4

The Operating Carrier of the first local leg of a Codeshare Passenger’s Codeshare Flight shall ensure that (a) its employees are appropriately trained to check that the customer has all valid documentation (passport, visa, certificate, etc.) [***]

i.	[***]

ii.	[***]

iii.	[***]

iv.	[***]

v.	[***]

and (b) its employees carry out such checks.

10.5

In the event that upon arrival at the connecting airport, a Codeshare Passenger does not have the appropriate documentation to continue the Codeshare Flight on the transborder leg, the Operating Carrier of the initial leg is responsible for any costs associated with the return of the Codeshare Passenger to the originating airport, and shall indemnify the other Party for any such costs and fines in accordance with Section 17.

11.	SAFETY AND MAINTENANCE

11.1

The Operating Carrier has operational control of the aircraft and final authority and responsibility concerning the operations and safety of the aircraft and its passengers, including Codeshare Passengers. The Operating Carrier shall employ the same high standards of safety, security and loss prevention policies on the Codeshare Flights as on its own flights, but in no event less than those that comply with Applicable Law. The Parties agree that in case of a major accident or emergency as defined in each of the Parties’ Mutual Aid Expectation Agreement, the Operating Carrier shall immediately contact the Marketing Carrier, and shall share information as required by the Parties’ Mutual Aid Expectation Agreement.

At Volaris:

Phone: [***]

Email: [***]

At Frontier:

Phone: [***]

Email: [***]

11.2

The Operating Carrier shall have sole responsibility for the maintenance of its leased and owned aircraft, and for other equipment used in connection with the Codeshare Flights. Maintenance of such aircraft and equipment must, at a minimum, comply with the standards imposed by the relevant aeronautical authorities.

11.3	Each Party represents and warrants that [***].

11.4	Each Party represents and warrants that [***].

11.5	Safety Audits - During the Term:

a)

each Carrier shall permit the other Carrier, [***] prior written notice, to conduct [***] required by the other Carrier’s regulatory requirements or otherwise, and to confirm compliance by that Carrier with its representation and warranty set forth in Section 11.2;

b)	the reviewing Carrier does not assume any liability for any aspect of the other Carrier’s safety standards [***]

c)	if the Carrier being audited has not, at the time of the audit, successfully undergone [***].

11.6	Operations Audits - During the Term:

a)

each Carrier shall permit the other Carrier, not more than [***], at its own expense and upon [***] prior written notice, to conduct a review of its operations including but not limited to the operation of Codeshare Flights, safety, security and service procedures;

b)

the review shall be restricted to what is reasonably related to the Codeshare Flights and may be conducted at such intervals as the Carriers agree, provided that the review does not unreasonably disrupt the operations of the Carrier being reviewed; and

c)

the reviewing Carrier does not assume any liability for any aspect of the Operating Carrier’s operations as a result of performing the review but will promptly share the results with the Operating Carrier.

12.	INTENTIONALLY DELETED

13.	TRADEMARKS AND CORPORATE IDENTIFICATION

13.1

Neither Party hereto shall use any of the other Party’s Licensed Marks in any marketing, advertising or promotional collateral, including without limitation credit card and telecom solicitations, except where each specific use has been approved in advance in writing and executed by the other Party. When such approval is granted, each Party shall comply with any and all conditions that the other Party may impose to protect the use of any of that Party’s Licensed Marks.

13.2

Except as expressly provided herein, no right, property, license, permission or interest of any kind in the use of any Licensed Marks of a Party or its respective Affiliates is intended to be given to or acquired by the other Party, its agents, servants or other employees by the execution or performance of this Agreement.

13.3

Each Party agrees that all advertising and promotional materials bearing the Licensed Marks of the other Party in relation to air transportation services contemplated by this Agreement shall meet the quality and presentation standards as set forth by the Party owning the relevant Licensed Mark.

13.4	Each Party has sole discretion to determine the acceptability of both the quality and presentation of advertising and promotional materials using its Licensed Marks.

13.5	Each Party is responsible for providing to its own authorized agents and airport locations the agreed promotional materials bearing the Licensed Marks.

13.6

Notwithstanding the limitations of this Section 13, each Party may use the other Party’s Licensed Marks for purposes of complying with 14 C.F.R. Part 257 (U.S. DOT Airline Designator Code Sharing Policy) or any comparable regulations imposed by the Competent Authorities, without prior approval.

14.	REPRESENTATIONS AND WARRANTIES

14.1	Each Party hereby represents and warrants to the best of its knowledge and belief to the other as follows:

a)

It is a duly incorporated and validly existing corporation, in good standing under the laws of its jurisdiction of incorporation; is an air carrier duly authorized to act as such by the government of its country of incorporation; and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement by it have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by it, and, assuming due authorization, execution, and delivery by the other Party hereto, this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited or modified by the effect of bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and the application of general principles of equity and public policy.

b)

The execution, delivery or performance by it of this Agreement, shall not: (i) contravene, conflict with or cause a default under (A) any Applicable Law, rule or regulation binding on it, or (B) any provision of its charter, certificate of incorporation, bylaws or other documents of corporate governance.

14.2	Each of the foregoing representations and warranties shall survive the execution and delivery of this Agreement.

15. REQUIRED APPROVALS

15.1

The Codeshare Flights shall not commence until all Required Approvals are received. Each Party shall use all commercially reasonable efforts to obtain such Required Approvals. As soon as is reasonably practical after this Agreement is signed by both Parties, each Carrier will apply for the Required Approvals from each Competent Authority necessary to implement this Agreement, in accordance with the corresponding administrative procedures and providing for the necessary information requested by the relevant authorities, without prejudice to the necessary assurances of keeping sensitive information confidential.

15.2

Each Carrier will cooperate with the other Carrier and provide to each other such reasonable assistance as is required in applying for Required Approvals and provide the necessary legal assistance with each other’s application and any procedural follow-up.

15.3

If either or both Parties fail to obtain the Required Approvals required to operate the Codeshare Routes within [***] of seeking approval of such services, then neither Party shall be obligated to implement the provisions of this Agreement and, this Agreement may be terminated in its entirety by either Party upon written notice to the other.

15.4

Each Party shall immediately provide the other Party with copies of any correspondence or notices it receives from any Competent Authority with respect to the Codeshare Routes, Codeshare Flights or this Agreement, including with respect to the airworthiness of the aircraft used for the Codeshare Flights or noncompliance by the Operating Carrier with operational, training or safety rules and procedures.

16.	TERM

16.1

This Agreement shall become effective on the date written above (“Effective Date”) and shall continue for a period of three (3) years from the Effective date. This Agreement will automatically renew for successive one (1) year periods unless otherwise terminated as provided herein. Either Party may withhold consent to renewal of this Agreement by providing written notice at least [***] prior to the end of the new renewal period.

16.2

Notwithstanding the foregoing, either Party may terminate this Agreement after one year from the date of the first operated Codeshare Flight by providing written notice at least [***] prior to the proposed termination date.

16.3	In addition to any other termination rights provided herein, this Agreement may be terminated as follows:

a)

by the non-breaching Party upon the breach of a material term, covenant, representation or warranty of this Agreement (other than a breach of a payment obligation under Section 7 of this Agreement or the failure to otherwise pay any sums due pursuant to this Agreement), including a failure to comply with any material obligations and procedures as mutually agreed during the implementation of codesharing, provided that the non- breaching Party must provide the breaching Party with prior written notice describing the alleged breach, and [***] in which to cure such breach.

b)

by the non-breaching Party upon the breach of a payment obligation under Section 7 of this Agreement or the failure to otherwise pay any undisputed sums due to the non- breaching Party pursuant to this Agreement by the breaching Party, after the non- breaching Party provides the breaching Party with at least [***] prior written notice describing, with as much particularity as practical, the alleged breach, and the breaching Party does not, [***] following receipt of such notice, correct such breach; or

c)	an Insolvency Event in respect of the other Party;

16.4

Throughout the term of this Agreement, either Party has the right to suspend, or partially suspend, performance of this Agreement immediately by giving written notice to the other Party in the event that:

a)	[***]

b)	[***]

c)	the other Party is not in compliance with Sections 11.3 or 11.4 of this Agreement

16.5	Throughout the Term, the Marketing Carrier has the right to [***].

16.6

If a Party suspends this Agreement pursuant to Sections 16.4 or 16.5, as soon as the reason for the suspension no longer exists it shall notify the other Party and this Agreement will recommence [***] after the date of notice under the same terms and conditions, or under amended terms and conditions in accordance with Section 30. A Party that suspends this Agreement pursuant to this Section may at any time during the suspension terminate this Agreement by giving notice in writing to the other Party after [***] of suspension. If this Agreement is suspended or terminated pursuant to Section 1.3, 16.4 or 16.5, Sections 16.7 and 16.8 shall apply.

16.7

If a Force Majeure Event is in effect for a period longer than [***], either Party may terminate this Agreement by providing the other Party with [***] prior written notice so that the earliest termination that may occur under this Section is [***] from the Force Majeure Event.

16.8

In the event of termination of this Agreement, the Marketing Carrier shall take all reasonable actions to confirm and preserve reservations on the Operating Carrier for passengers scheduled to be traveling on Marketing Carrier reservations and, as applicable, endorse or otherwise modify or reissue such reservations to permit use on the Operating Carrier. The Operating Carrier shall accept passengers traveling on such reservations as if such reservations had been booked through the Operating Carrier but giving effect to the revenue settlement methodology provided in Section 7 of this Agreement.

16.9	In the event that this Agreement is terminated by the Operating Carrier pursuant to the terms of this Agreement, [***].

17.	INDEMNIFICATION

17.1

The Party that is the Operating Carrier (or whose Affiliate is the Operating Carrier) shall indemnify, defend, and hold harmless the Marketing Carrier and its Affiliates and their respective directors, officers, employees and agents (each individually a, or collectively the, “Marketing Carrier Indemnified Party”) from and against any and all Claims and Losses arising out of, caused by, or occurring in connection with (or alleged to arise out of, be caused by, or be occurring in connection with) any of the following:

a)	[***]

b)	[***]

c)	[***]

d)	[***]

e)	[***]

f)	[***]

PROVIDED THAT, the Operating Carrier shall not be required to idemnify any Marketing Carrier Indemnified Party to the extent of any liability caused by or arising from the actions of the Marketing Carrier Indemnified Party.

17.2

Subject to the indemnities provided in Section 17.1 (a), and without prejudice to any other written agreement or arrangement of either Party to indemnify the other Party, the Party that is the Marketing Carrier (or whose Affiliate is the Marketing Carrier) shall indemnify, defend, and hold harmless the Operating Carrier and its Affiliates and their respective directors, officers, employees, and agents (each individually a, or collectively the, “Operating Carrier Indemnified Party”) from and any and all Claims or Losses arising out of, caused by, or occurring in connection with (or alleged to arise out of, be caused by, or occurring in connection with) any of the following:

a)	[***]

b)	[***]

c)	[***]

d)	[***]

e)	[***]

17.3

A Party (the “Indemnified Party”) that believes it is entitled to indemnification from the other Party (the “Indemnifying Party”) pursuant to the terms of this Agreement with respect to a third-party Claim shall provide the Indemnifying Party with written notice (an “Indemnification Notice”) of such Claim as soon as possible (provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such failure is materially prejudicial to the Indemnifying Party), and the Indemnifying Party shall be entitled, at its own cost and expense and by its own legal advisors, to control the defense of or to settle any such Claim. If the Indemnifying Party fails to take any action against the third-party Claim that is the subject of an Indemnification Notice [***] of receiving such Indemnification Notice, or otherwise contests its obligation to indemnify the Indemnified Party in connection therewith. the Indemnified Party may, upon providing prior written notice to, but without the further consent of, the Indemnifying Party settle or defend against such third-party Claim for the account, and at the expense of the Indemnifying Party.

17.4

Each Party further agrees to indemnify, defend and hold harmless the other Party from and against any and all Taxes (as defined in Schedule A), or assessments, as the case may be, levied upon or advanced by the Indemnified Party, but that ultimately the Indemnifying Party would be responsible for paying, which resulted from any transaction or activity contemplated by this Agreement.

17.5	The rights and obligations of the Parties under this Section 17 shall survive the Termination Date or expiration of this Agreement.

18.	INSURANCE

18.1

Each Carrier shall procure and maintain in full force and effect during the term of this Agreement in line with best industry practice for comparable operators and shall be through such brokers and with such insurers of recognized standing in the London and/or New York markets and having such deductibles and subject to such exclusions as customary in the international aviation insurance markets for comparable operators and equipment, of the type and in the amounts listed below:

a)

Airline Aviation Third Party Legal Liability in respect of all operations, including but not limited to aircraft (owned and non-owned) liability (including risks of hijacking, war and other perils), passenger and crew baggage and personal effects, funeral and repatriation expenses, all reasonable expenses arising out of the Family Assistance Act (United States) and/or similar regulations applying elsewhere in the world, cargo, mail, hangar keepers, general liability, or its equivalent including premises, personal injury and products and completed operations. This insurance [***], and shall (i) name the Marketing Carrier and the Marketing Carrier Indemnified Parties as additional insureds to the extent of the protections afforded the Marketing Carrier under the indemnity specified in Section 17.1, (ii) [***] (iii) contain a reference to this Agreement, and (iv) the Operating Carrier’s policy or policies shall be amended as soon as practicable to comply with Applicable Law having jurisdiction over aircraft operated by the Operating Carrier.

b)

The Operating Carrier shall maintain a combined single limit of liability of not less than USD [***] for A319/A320/A321 and/or any other narrow body aircraft per any one occurrence for each aircraft and USD [***] for any widebody aircraft per any one occurrence for each aircraft, including bodily injury, death, personal injury, property damage, passenger legal liability and war and other perils combined, over all coverages and in the aggregate as applicable, but (i) personal injury limited to USD [***] per offense and in the annual aggregate except with respect to passengers, and (ii) for war risk and other perils, maintain limits of not less than USD [***] for A319/A320/A321 and/or any other narrow body aircraft and USD [***] for widebody aircraft, which may be subject to an annual aggregate limit; provided, however, that in the event that the Operating Carrier at any time during the term of this Agreement purchases or maintains such insurance in an amount greater than the amounts stated in this section 18.1(b), the Marketing Carrier shall have the benefit of such limits.

c)

Hull all risk insurance, including war risk, hijacking and other perils, and such policy shall include a waiver of subrogation in favor of the Marketing Carrier Indemnified Party to the extent of the indemnity specified in Section 17.1.

18.2

Each Party shall provide the other Party with certificates of insurance evidencing such coverage, no less than [***] prior to the commencement of the first Codeshare Flight, and thereafter within [***] of the date of any renewal of such coverage. The certificates must indicate that the above coverage shall not be canceled or materially altered without [***] advance written notice to the other Party and that the other Party shall be notified of any or renewal of such coverage. The notice period in respect of war and other perils coverage shall be [***] or such lesser period as is or may be available in accordance with policy conditions.

19.	TAXES

19.1

Each Party shall be responsible for any net or gross income or franchise taxes (or taxes of a similar nature) on the revenues or income or any measure thereof which is attributable to it in connection with the sale of air transportation pursuant to this Agreement.

19.2

The Party that acts as the Marketing Carrier in respect of any particular transaction shall collect, except as otherwise prohibited by law, all Sales Taxes relating to sold or travel documents issued by it with respect to air transport pursuant to this Agreement. The Parties hereby agree as follows:

a)	The Marketing Carrier shall collect, report and remit to the taxation authorities any non- interlineal Sales Taxes levied in connection with sales of the Codeshare Flights.

b)

The Marketing Carrier shall collect any interlineal Sales Taxes levied in connection with the sales of the Codeshare Flights. If the Marketing Carrier is a third-party, the Operating Carrier shall report and issue a debit invoice to the Marketing Carrier for any interlineal Sales Taxes levied in connection with the sales of the Codeshare Flights. Operating Carrier shall remit to taxation authorities all such interlineal Sales Taxes.

c)

The Operating Carrier may bill the Marketing Carrier for any Sales Taxes due or payable on or measured by passenger enplanement and payable or remittable by the Operating Carrier or the Marketing Carrier that should have been collected at the time of sale or travel document issue by the Marketing Carrier.

19.3

If the Marketing Carrier is prohibited by law from collecting certain Sales Taxes in the country where reservations are sold or where travel documents are issued, then the Marketing Carrier is relieved from collecting only to the extent such Sales Taxes are so prohibited by law, The Marketing Carrier shall notify, or if the Marketing Carrier is not the Marketing Carrier, the Marketing Carrier shall cause the Marketing Carrier to notify, the Operating Carrier (i) no later than the date of this Agreement with regard to any such laws existing as of such date, and (ii) within [***] of the enactment of any such laws after the date of this Agreement, which Sales Taxes it is prohibited from collecting and render reasonable assistance to the Operating Carrier so that procedures can be implemented to collect such Sales Taxes from the passenger.

19.4

Both Parties acknowledge that the tax laws of the countries in which they may operate in connection with the Codeshare Flights may require withholding of Taxes on certain of the payments that either of the Parties or their agents (the “Payer”) may be required to pay to the other Party (the “Payee”), under this Agreement. It is agreed that payments to the Payee shall be exclusive of such withholding, provided however, that the Payer shall inform the Payee in writing with at least [***] advance notice of its intent to withhold the Taxes and the legal basis for such withholding. The Payer shall inform the Payee:

a)	within [***] of receipt by the Payer of any directives that may be given to the Payer by such taxation authority; and

b)	within [***] of payment by the Payer to the relevant taxation authority the amounts withheld by Payer.

19.5

For U.S. income tax purposes, Volaris shall annually and timely furnish Frontier, at the address provided in the following sentence, with a duly executed original copy of U.S. tax form W-8BEN, or such other forms as the U.S. Internal Revenue Service may require from time to time, so that Frontier may report any relevant transactions arising under this Agreement and, if applicable, substantiate an exemption from any obligation on Frontier ‘s part with respect to any income tax withholding or reporting obligations on payments made to Volaris. Volaris shall furnish such form(s) to Frontier at:

[***]

In the event the Payer is required to withhold taxes under the procedures of Section 19.4, the Payer shall provide to the Payee within [***] of such withholding a tax receipt and copies of any support for the payment as may be necessary to support a claim by the Payee of a foreign tax credit under Applicable Laws.

19.6

If either Party receives notice from any taxation authority with respect to any assessment or potential assessment or imposition of any Tax (collectively, an “Assessment”) relating to this Agreement, that the other Party may be responsible for paying, directly or indirectly, the Party so notified shall inform the other Party in writing within [***] of receipt of such notice. If the Party receiving such notice from a taxation authority is or will be required to pay any Assessment for which the other Party is ultimately responsible, it shall be entitled to be indemnified against such Assessment in accordance with Section 17.5. The Indemnifying Party shall have the option to defend or contest such Assessment in accordance with the procedures set forth in Section 17.

20. JOINT MANAGEMENT COMMITTEE

20.1

Upon the execution of this Agreement, the Parties will create a joint management committee (the “Committee”). The Parties will each designate [***] to the Committee, and each will have the right to replace its management designees at any time upon prior written notice to the other Party. The Committee will meet (in person or by telephone) at mutually agreed intervals and will meet at such additional times as it determines appropriate for the performance of its responsibilities or as reasonably requested by either Party but no less than once every [***]. Each meeting will be conducted in accordance with an agenda to be determined as described below. Either Party may place an item on the agenda of any meeting of the Committee.

20.2	[***]

21.	FORCE MAJEURE

21.1

If a Carrier is unable to perform any of its obligations under this Agreement as a result of a Force Majeure Event, such Carrier shall be relieved from the performance of those obligations to the extent (and only to the extent) of its inability to perform them as a result of the Force Majeure Event and shall have no liability to the other Carrier for any Losses or Liabilities that the other Carrier may suffer, sustain, pay or incur in connection with or resulting from its inability to perform such obligations.

21.2	The Carrier claiming the occurrence of a Force Majeure Event shall immediately:

a)

notify the other Carrier of the claiming Carrier’s inability to perform its obligations under this Agreement due to the Force Majeure Event, such notification containing the claiming Carrier’s estimated duration of the Force Majeure Event;

b)	take all commercially reasonable steps to cure its non-performance and mitigate any damages flowing therefrom; and

c)	resume the performance of its obligations under this Agreement once the Force Majeure Event is no longer present.

22. GOVERNING LAW AND JURISDICTION

22.1

The performance of this Agreement, including any disputes arising hereunder, shall be governed by, and interpreted in accordance with, the laws of New York, without regard to any conflict of laws principles. Each Party irrevocably submits to the nonexclusive jurisdiction of the courts of New York, for the purpose of resolving any dispute relating to the interpretation of any provision of this Agreement or the performance, negligent performance or non-performance, as applicable, by a Party of its obligations under this Agreement. Each Carrier, to the fullest extent it may effectively do so under substantive governing law applicable to this Agreement, also irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of the courts of New York and any objection that it may have as to venue or inconvenient forum in respect of claims or actions brought in such court.

23.	COVENANT TO COMPLY WITH ALL LAWS

23.1

In performing its obligations under this Agreement, each Party shall, at its own cost and expense, fully comply with, and have all licenses under, all Applicable Laws of the country in which each of them operates and all third countries including rules and regulations promulgated by the U.S. National Transportation Safety Board, the DOT, the FAA, the U.S. Department of Defense, the U.S. Department of Homeland Security and the counterpart agencies in Mexico.

23.2

If either Party has notice that a provision of this Agreement is contrary to any Applicable Laws, that Party shall immediately notify the other Party in writing, such notice to include a description of the perceived violation of regulation and supporting written materials that facilitate the other Party’s investigation of such perceived violation.

23.3	Each Carrier will comply with the data protection and privacy laws of all Competent Authorities applicable to it in connection with the disclosure of personal data concerning Codeshare Passengers.

23.4	Prohibition of Foreign Corrupt Practices

a)

Each Carrier acknowledges receipt of a copy of the Foreign Corrupt Practices Legislation to which the other Carrier is subject and confirms its understanding of the Foreign Corrupt Practices Legislation applicable to it and to the other Carrier. Each Carrier represents, warrants and covenants that it will not violate any provision of the Foreign Corrupt Practices Legislation, regardless of applicability of the law as a whole to it. Furthermore, each Carrier agrees to provide annual certifications relating to its understanding of and compliance with the Foreign Corrupt Practices Legislation.

b)

Each Carrier represents, warrants and covenants that it has not and will not, directly or indirectly, pay, promise, or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value, to:

i.

an officer, employee, agent, or representative of any government, including any department, agency, or instrumentality thereof or any person acting in an official capacity therefore or on behalf thereof;

ii.	a candidate for political office, any political party, or any official of a political party; or

iii.

any other person or entity while knowing or having reason to know that all or any portion of such payment or thing of value will be offered, given, or promised, directly or indirectly, to any of the persons identified in paragraphs (i) or (ii) above,

iv.

for the purpose of influencing any act or decision of such government official, political party, party official, or candidate in his or its official capacity, or any act or decision of any officer, employee, agent or representative thereof, including a decision to do or omit to do any act in violation of the lawful duty of such person or entity, or inducing such person or entity to use his or its influence with the government or instrumentality thereof, in order to assist that Carrier or the other Carrier in the promotion, marketing, or sale of services under this Agreement or for any other purpose.

c)

Each Carrier covenants that the foregoing will remain true, accurate and complete at all relevant times and that it will promptly inform the other Carrier of any change in the foregoing. Each Carrier will permit the other Carrier or an independent accountant to audit that Carrier’s books and records, to ensure compliance with the Foreign Corrupt Practices Legislation.

d)

Each Carrier agrees that a breach by it of any of the provisions of this Article 23 shall constitute a material default of a Carrier for the purposes of Section 16.3 hereof and that for such purposes, the right to a 30 days rectification period shall not apply.

24.	PUBLICITY

Neither Party may issue any written press release concerning this Agreement without the prior written consent of the other Party.

25.	CONFIDENTIALITY

25.1

Except as necessary to obtain any Required Approvals or as otherwise provided below, each Party shall, and shall that its directors, officers, employees, Affiliates, and professional advisors (collectively, the “Representatives”), at all times, mantain strict confidence and secrecy in of all Confidential Information of the other Party (including its Affiliates) received directly or indirectly as a result of this Agreement, The Confidential Information shall be used exclusively in connection with this Agreement. If a Party (the “Disclosing Party”) is requested to disclose any Confidential Information of the other Party (the “Affected Party”) under the terms of a subpoena or order issued by a court or Competent Authority, it shall (a) notify the Affected Party immediately of the existence, terms, and circumstances surrounding such request, (b) consult with the Affected Party on the advisability of taking available steps to resist or narrow such request, and (c) if any disclosure of Confidential Information is required to prevent the Disclosing Party from being held in contempt or subject to other legal penalty, furnish only such portion of the Confidential Information as it is legally compelled to disclose and use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment shall be accorded to the disclosed Confidential Information. Each Party agrees to transmit Confidential Information only to such of its Representatives as required for the purpose of implementing and administering this Agreement, and shall inform such Representatives of the confidential nature of the Confidential Information and instruct such Representatives to treat such Confidential Information in a manner consistent with this Section 25.1.

25.2

Within [***] after the termination of this Agreement, each Party shall either deliver to the other Party or destroy all copies of the other Party’s confidential Information in its possession or the possession of any of its Representatives (including, without limitation, any reports, memoranda or other materials prepared by such Party or at its direction) and purge all copies encoded or stored on magnetic or other electronic media or processors, unless and only to the extent that the Confidential Information is necessary for the continued administration and operation of such Party’s programs or is reasonably necessary in connection with the resolution of any dispute between the Parties.

25.3	The confidentiality obligations of the Parties under this Section 25 shall survive the Termination Date or expiration of this Agreement for a period of [***].

26.	ASSIGNMENT

Neither Party may assign or otherwise convey any of its rights under this Agreement, or delegate or subcontract any of its duties hereunder, without the prior written consent of the other Party.

27.	SEVERABILITY

If any provision of this Agreement is or becomes illegal, invalid or unenforceable under the Applicable Law of any jurisdiction, such provision shall be severed from this Agreement in the jurisdiction in question and shall not affect the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or the enforceability of such provision under the Applicable Law of any other jurisdiction; unless, in the reasonable opinion of either Party, any such severance affects the commercial basis of this Agreement, in which case the Party shall so inform the other Party and the Parties shall negotiate in good faith to agree upon modification of this Agreement so as to maintain the balance of the commercial interests of the Parties. If, however, such negotiations are not successfully concluded within [***] from the date a Party has informed the other that the commercial basis has been affected either Party may terminate this Agreement by giving at least [***] prior written notice to the other Party.

28.	FURTHER ASSURANCES

28.1

Each Party shall perform such further acts and execute and deliver such further instruments and documents at such Party’s cost and expense as may be required by Applicable Laws, rules or regulations or as may be reasonably requested by the other to carry out and the purposes of this Agreement.

28.2

If and to the extent the transactions or activities contemplated by this Agreement require the cooperation or participation of an Affiliate of a Party hereto, such Party shall cause such Affiliate to cooperate or participate in such transaction or activity. Each Party shall cause such Affiliate to perform such acts and execute and deliver such further instruments and documents as may reasonably be required by the other Party to provide for such cooperation and participation, including without limitation, execution of an addendum providing for such Affiliate to become a party to this Agreement.

29.	MISCELLANEOUS

29.1

This Agreement contains the entire agreement between the Parties relating to its subject matter, and supersedes any prior understandings or agreements between the Parties regarding the same subject matter. This Agreement may not be amended or modified except in writing signed by a duly Representative of each Party.

29.2

The relationship of the Parties hereunder shall be that of independent contractors. Neither Party is intended to have, and neither of them shall represent to any other that it has, any power, right or authority to bind the other, or to assume, or create, any obligation or responsibility, express or implied, on behalf of the other, except as expressly required by this Agreement or as otherwise permitted in writing. Nothing in this Agreement shall be construed to create any partnership, joint venture, employment relationship, franchise or agency (except that the Operating Carrier shall have supervisory control over all passengers during any Codeshare Flight, including any employees, agent or contractors of the Marketing Carrier who are on board any such Codeshare Flight).

29.3

All rights, remedies and obligations of the Parties hereto shall accrue and apply solely to the Parties hereto and their permitted successors and assigns; there is no intent to benefit any third parties, including the creditors of either Party.

29.4

This Agreement may be executed and delivered by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which taken together shall constitute one and the same instrument.

29.5

No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof of the exercise of any other right, remedy, power or privilege. The rights, remedies, and privileges therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Applicable Law. The failure of any Party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by any Party of any term or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by such Party.

29.6

This Agreement is the product of negotiations between the Parties, and shall be construed as if jointly prepared and drafted by them, and no provision hereof shall be construed for or against any Party by reason of ambiguity in language, rules of construction against the drafting Party, or similar doctrine.

29.7

Although translations of this Agreement may be made into any other language for the convenience of the Parties, the English version will govern for all purposes of the interpretation and performance of this Agreement.

29.8

NEITHER PARTY SHALL BE LIABLE FOR ANY EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING FROM ANY PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF, AND EACH PARTY HEREBY RELEASES AND WAIVES ANY CLAIMS AGAINST THE OTHER PARTY REGARDING SUCH DAMAGES. FOR THE AVOIDANCE OF DOUBT, THE PARTIES AGREE THE FOREGOING SHALL NOT LIMIT A PARTY’S OBLIGATION TO INDEMNIFY THE OTHER IN ACCORDANCE WITH SECTION 17 FOR DAMAGES ARISING OUT OF OR RELATING TO A CLAIM, SUIT OR CAUSE OF ACTION BY A THIRD PARTY.

30.	NOTICES

Unless otherwise expressly required in this Agreement. all notices, reports, invoices and other communications required or permitted to be given to or made upon a Party to this Agreement shall be in writing, shall be addressed as provided below and shall be considered as properly given and received: (i) when delivered, if delivered in person (and a signed acknowledgment or receipt is obtained); or (ii) three (3) Business Days after dispatch, if dispatched by a recognized express delivery service that provides signed acknowledgments of receipt. For the purposes of notice, the addresses of the Parties shall be as set forth below; provided, however, that either Party shall have the right to change its address for notice to any other location by giving at least three (3) Business Days prior written notice to the other Pany in the manner set forth above.

If to Volaris	Antonio Dovalí Jaime 70, Torre B, Piso 13, Zedec Santa fe, 01210, Ciudad de México, México

with a copy to:	[***]

If to Frontier:	Howard Diamond, General Counsel 4545 Airport Way Denver, Colorado 80239, United States of America

with a copy to:	[***]

31.	IMPLEMENTATION

31.1	Implementation and continuation of this Agreement shall be subject to the following conditions:

a)	receipt by the Parties of all necessary Required Approvals, licenses, permits, consents, waivers, and authorities applicable to the transactions contemplated hereunder; and

b)	successful completion by each of the Parties of its “IOSA registration or renewal, as applicable.

31.2

If a Party is unable to comply with any of the conditions set forth in Section 31 after the Agreement is implemented because of technical or legal reasons, such Party will not be deemed to be in breach of any obligation in this Agreement if it is using its commercially reasonable efforts to comply with such condition and the non-compliance does not continue for a period longer than [***].

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first written above.

Frontier Airlines, Inc.	Concesionaria Vuela Compafiia de Aviaci6n, S.A.P.I. de C.V.

/s/ Howard Diamond By: Howard Diamond Title: General Counsel Date: January 16, 2018	/s/ Holger Blankenstein /s/ Jamie E. Pous By: Holger Blankenstein/Jaime E. Pous Title: EVP-Commercial and Operations/SVP – Chief Legal Officer Date: January 16, 2018

[Signature page for Codeshare Agreement between Frontier Airlines, Inc. and Concesionaria Vuela Compaiiia de Aviaci6n, S.A.P.I. de C.V.]

SCHEDULE A

DEFINITIONS

The following capitalized terms (or otherwise defined) in the headings, or elsewhere in this Agreement, have the meanings set forth below, or where otherwise defined. References in this Schedule are to Sections in the main text of this Agreement unless otherwise noted:

[***]

“Applicable Law” means collectively, all applicable laws, statutes, ordinances, decrees, rules, regulations, by-laws, legally enforceable policies, codes or guidelines, judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, directives, rulings or awards, and conditions of any grant of approval, permission, certification, consent, registration, authority or license by any court, statutory body, self-regulatory authority, stock exchange or other Competent Authority.

“ARS” means, in respect of a Carrier, that Carrier’s airline reservation system for the management of its flights schedules, fares, inventory and ticket sales.

“Base Fare” means the Published Fare paid or payable by a Codeshare Passenger (including any increases or decreases thereto as a result of any changes to the original ticketed transaction between the initial acquisition date and the date the Codeshare Service is provided to the Codeshare Passenger) less applicable discounts charged by the Marketing Carrier less Other Charges.

“Base Fare Revenues” means, in respect of a full Codeshare itinerary transaction, the Base Fare payable by a Codeshare Passenger for that full Codeshare itinerary transaction.

“Business Day” means a day other than Saturday or Sunday or a statutory holiday in the United States of America or Mexico.

“Claims” means any cause of action, action, account, lien of any kind, whatsoever, claim, demand, lawsuit, audit, proceeding, or arbitration, including any proceeding or investigation by a Competent Authority or agency thereof.

“Code” means the designator code used to identify each Carrier’s flights as published in the Official Airline Guide, ARS and CRS.

“Codeshare” or “Codesharing” means the process by which the Marketing Carrier places its Code on the flight number of a flight operated by the Operating Carrier.

“Codeshare Connecting Itineraries” means flight itineraries made up of flights operated by one Carrier connecting to a flight operated by the other Carrier. Current Codeshare Connecting Itineraries are attached hereto as Schedule D (Codeshare Connecting Itineraries and Revenue Prorate Illustration).

“Codeshare Flights” means those flights agreed to by the Carriers from time to time between the city-pairs served by an Operating Carrier where the Marketing Carrier’s Code is listed on the flight number of a flight operated by, and originating in a city served by, the Operating Carrier.

“Codeshare Passengers” means passengers traveling on a Codeshare Flight using a Marketing Carrier ticket.

“Codeshare Procedures Manual” means the procedures manual to be developed by the Committee and approved by the Carriers setting forth, among other matters, procedures for irregular operations, customer service handling and Quality of Service Requirements for Codeshare Flights and Codeshare Passengers. Each Party will provide notice of changes to its operations or procedures to the other.

“Codeshare Routes” means any route that commences in a city served by one Carrier and ends in a city served by the other Carrier.

“Commissionable Base Fare” means the Base Fare paid or payable by a customer for a ticketed transaction on the date the Codeshare service is provided to the Codeshare Passenger as more particularly described in Schedule F (Codeshare Commissions).

“Committee” has the meaning set forth in Section in 20.1

“Competent Authority” means any national, federal, state, county, local or municipal government body, bureau, commission, board, board of arbitration, instrumentality, authority, agency, department, court, minister, ministry, official or public or statutory person having jurisdiction over this Agreement, or either Carrier.

“Conditions of Carriage” means, in respect of a Carrier, those conditions of contract and rules of carriage of that Carrier (including transportation on Codeshare partners) that govern the transport of passengers traveling on tickets (including e-tickets) showing such Carrier’s Code in the carrier code box of the flight coupon or e-ticket, as applicable, setting out the benefits and limitations associated with the air transportation service being provided.

“CRS” means computer reservation systems that allow an operator (such as a travel agent) to locate and reserve inventory (for instance, an airline seat on a particular route at a particular time), find and process fares/prices applicable to the inventory, generate tickets and travel documents, and generate reports on the transactions for accounting or marketing purposes.

“Dispute” means any controversy, dispute, difference, disagreement or claim between the Parties arising under or relating to this Agreement, including any question concerning the validity, termination, interpretation, performance, operation, enforcement or breach of this Agreement.

“DOT” means the United States Department of Transportation.

“Effective Date” means January 16, 2018.

“FAA” means the United States Federal Aviation Administration.

“Force Majeure Event” one or more of the following events: acts of God; government sanctions; acts of terrorism; war; riots or civil commotion; strikes, work stoppages or labour disputes (regardless of whether such disputes are between either Carrier and its employees or between other parties); natural disaster, earthquake or fire; flood or other weather-related reason; subject to each Carrier’s compliance with Section 15 of this Agreement, failure of the Carriers to obtain any Required Approval or the revocation of such Required Approval; government-mandated grounding or a Carrier’s voluntary, safety-related grounding (absent governmental mandate) of a significant number of a Carrier’s aircraft; a reduction in flight operations caused by the unavailability of jet fuel or by the inability of suppliers to provide adequate essential materials for a Carrier’s operations; the revocation of a Carrier’s operating certificate by a Competent Authority; the activation of the U.S. Civil Reserve Air Fleet; the unavailability of Volaris.com or Frontier.com due to technological, internet, communications or other failure not reasonably foreseeable and beyond the Carrier’s reasonable control and other acts of any Competent Authority or any other cause materially delaying, disrupting, suspending, limiting, preventing or curtailing a Carrier’s performance under this Agreement, provided that such acts or causes are beyond the reasonable control of a Carrier and further provided that a lack of funds shall not, in any circumstances, constitute or give rise to, a Force Majeure Event.

“Foreign Corrupt Practices Legislation” includes the Foreign Corrupt Practices Act of 1977, as amended the Corruption of Foreign Public Officials Act 1998, c.34, as amended, and the Mexican Federal Law for the Prevention and Identification of Operations with Illicit Resources (Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita) and complementary legislation, as amended.

“IATA” means the International Air Transport Association.

“IOSA” means the evaluation system designed and maintained by the IATA to assess the operational management and control systems of an airline based on internationally recognized quality audit principles, and designed so the audits are conducted in a standardized and consistent manner.

“Indemnified Party” has the meaning set forth in Section 17.3.

“Indemnifying Party” has the meaning set forth in Section 17.3.

“Insolvency Event” means, with respect to a Carrier, an event whereby either:

(a)

such Carrier consents to the appointment of or the taking of possession by a receiver, trustee or liquidator of such Carrier or of a substantial part of its property, or makes a general assignment for the benefit of its creditors, or such Carrier files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against such Carrier in any such case, or such Carrier seeks relief by voluntary petition, answer or consent under the provisions of any bankruptcy or other similar law providing for the reorganization or winding up of corporations or other entities (as in effect at such time) or such Carrier seeks an agreement composition, extension or adjustment with its creditors under such laws;

(b)

an order, judgment or decree is entered by any court of competent jurisdiction appointing, without the consent of such Carrier, a receiver, trustee or liquidator of such Carrier or of a substantial part of its property, or sequestering a substantial part of the property of such Carrier, or granting any other relief with respect to such Carrier as a debtor under any bankruptcy or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration remains in force undismissed and unvacated for a period of [***] after the date of entry thereof; or

(c)

a petition against such Carrier in a case under any bankruptcy or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within [***] thereafter, or if, under the provisions of any law providing for reorganization or winding up of corporations or other entities applicable to such Carrier, any court of competent jurisdiction assumes jurisdiction, custody or control remains in force unrelinquished and unterminated for a period of [***].

“Liabilities” means any and all liabilities and obligations, whether under common law, in equity, under Applicable Law or otherwise, whether tortious, contractual, vicarious, statutory or otherwise, whether absolute or contingent, and whether based on fault, strict liability or otherwise.

“Licensed Marks” means the Trademarks, names, logos, logotype, insignia, service marks, trademarks, trade names, copyrights, corporate goodwill or other proprietary intellectual property, whether registered or unregistered, of a Party.

“Losses” means any and all losses, damages, costs, expenses, charges (including all penalties, assessments and fines) including reasonable costs of legal counsel (on a solicitor and client basis) and other professional advisors and consultants and reasonable costs of investigating and defending Claims arising from any matter, regardless of whether those Claims are sustained.

“Marketing Carrier” means the Carrier that markets and sells the seats and places its Code on the flight operated by the Operating Carrier.

“Marketing Carrier Flight Coupons” means a flight coupon of a ticket or an e-ticket, as applicable, issued by the Marketing Carrier, Operating Carrier or a third party for travel on a Codeshare Flight showing the

“Marketing Flights” means a Codeshared Flight when displayed, sold, or referred to as a flight of the Marketing Carrier rather than a flight of the Operating Carrier, such as when using the Marketing Carrier’s name, designator Code and/or flight number.

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“Operating Carrier” means the Carrier that operates the Codeshare Flight.

“Other Charges” [***].

“Payee” has the meaning set forth in Section 19.4.

“Payer” has the meaning set forth in Section 19.4.

“PNR” means Passenger Name Record.

“Pro-Rated Commissionable Base Fare Revenues” means the Commissionable Base Fare Revenues attributable to that portion of a full Codeshare itinerary transaction that is operated by the Operating Carrier.

“Required Approvals” means all material orders, permits, licenses, exemptions, registrations, waivers, authorizations, confirmations and approvals of any Competent Authority which are required to be obtained in connection with this Agreement and any Codeshare Flights contemplated by this Agreement.

“Route” means the exact airport to airport origin and destination.

“Sales Taxes” means any non-interlineable Taxes levied in connection with sales of the Codeshare Flights and sales of any services ancillary to the Codeshare Flights.

“Taxes” means taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Competent Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof (including those levied on, or measured by, or referred to as, income gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, premium, business, franchising, passenger facility charges (PFCs), security, import and export duties, transportation, property, employer health, payroll, employment, health, social services, education and social security taxes, surtaxes, customs duties and import and export taxes or duties, franchise, government and registration fees, social security contributions, retirement and housing allowances established by the Mexican government, and employment insurance and health insurance) and all related fees, license or assessments.

“Term” means the term of this Agreement.

“Trademarks” means:

(a)

in the case of Frontier, means Frontier, Frontier Airlines, the Frontier design, flyfrontier.com, F9 and the F9 Code for Frontier, together with such other trademarks as may be registered from time to time by Frontier; and

(b)

in the case of Volaris, means Volaris, the Volaris design, Volaris.com, and Volaris Airlines and the Y4 Code for Volaris, together with such other trademarks as may be registered from time to time by Volaris.

SCHEDULE B

REVENUE PRORATE ILLUSTRATION

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SCHEDULE C

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•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

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SCHEDULE D

EXAMPLES OF INTERLINABLE TAXES/FEES/CHARGES

Mexican Taxes: (Including but not limited to)

Tax Code	TCF Type	Tax Code Description	Collected by Selling (Marketing) Carrier	Remittance Carrier	Interlinable

XV	TT2	Airport Departure Tax - TUA (Domestic)	YES	Operating	YES

XD	TT1	Airport Departure Tax - TUA (International)	YES	Operating	YES

MX	TT1	Excess Baggage Ticket Tax	YES	Marketing	NO

***	PC4	Security Charge (Domestic)	N/A	Operating	NO

***	PC2	Security Charge (International)	N/A	Operating	NO

UK	TT1	Tourism Tax (Derecho No Inmigrante)	YES	Operating	YES

MX	TT2	Transportation Tax - IVA (Domestic)	YES	Marketing	NO

XO	TT1	Transportation Tax - IVA (International)	YES	Marketing	NO

US Taxes: (Including but not limited to)

Tax Code	TCF Type	Tax Code Description	Collected by Selling (Marketing) Carrier	Remittance Carrier	Interlinable

AY	TT1	Passenger Civil Aviation Security Service Fee (International)	Yes	Marketing	NO

AY	TT2	Passenger Civil Aviation Security Service Fee (Domestic)	Yes	Marketing	NO

US	TT1	Transportation Tax (International)	Yes	Marketing	NO

US	TT2	Transportation Tax (Domestic)	Yes	Marketing	NO

XA	TT1	APHIS User Fee – Passengers	Yes	Marketing	NO

XF	PC9	Passenger Facility Charge	Yes	Marketing	NO

XY	PC7	Immigration User Fee	Yes	Marketing	NO

YC	PC7	Customs User Fee	Yes	Marketing	NO

ZP	TT2	Flight Segment Tax (Domestic)	Yes	Marketing	NO